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                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT


         We hereby consent to the incorporation by reference in Budget Group, Inc.'s Registration Statement on Form S-8 of our reports dated March 5, 1998, relating to the financial statements and financial statement schedule of Ryder TRS, Inc., which appear in Ryder TRS, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 and are contained in Budget Group, Inc.'s Form 8-K, dated June 19, 1998, as amended.

Denver, Colorado
July 6, 1999

                                                /s/ PricewaterhouseCoopers, LLP